EXHIBIT 10.11




                                 EMPLOYMENT AGREEMENT

               THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into effective as of February 6, 1997, by and between Hollis-Eden, Inc., a Delaware corporation (the "Company"), and Terren S. Peizer ("Executive"), and, for purposes of Section 6.3 only, Richard B. Hollis. The Company and Executive are hereinafter collectively referred to as the "Parties," and may individually be referred to as a "Party."

                                       RECITALS

               A. The Company desires assurance of the association and services of Executive in order to retain Executive's experience, skills, abilities, background and knowledge, and is willing to engage Executive's services on the terms and conditions set forth in this Agreement; and

               B. Executive desires to be in the employ of the Company and is willing to accept such an employment on the terms and conditions set forth in this Agreement.

                                      AGREEMENT

               In consideration of the foregoing premises and the mutual covenants herein contained, and for other good and valuable consideration, the Parties, intending to be legally bound, agree as follows:

          1.   EMPLOYMENT.

               1.1 The Company hereby agrees to continue to employ Executive, and Executive hereby accepts employment by the Company, upon the terms and conditions set forth in this Agreement, effective as of the date first set forth above ("Effective Date"), and terminating six (6) years from the Effective Date.

               1.2 Executive shall be the President and a director on the Board of Directors ("Board") and shall serve in such other capacity or capacities as the Board may from time to time prescribe. Executive shall report directly to the Chairman of the Board and Chief Executive Officer ("Chairman/CEO").

               1.3 Executive shall do and perform all services, acts or things necessary or advisable to manage and conduct the business of the Company, provided, however, that at all times during his employment Executive shall be subject to the direction and policies from time to time established by the Board. Executive's duties shall include, but not be limited to, overall management of corporate finance assisting the Company with the closing of the current merger, investor relations, management of corporate financial assets, financial planning and influence on corporate operations, corporate development and strategic planning, assisting the company in commercializing the Company's core technology, and assisting the Chairman of the Board in strengthening and building a strong active Board of Directors.

               1.4 Unless the Parties otherwise agree in writing, prior to Executive's termination in accordance with this Agreement, Executive shall perform the services he is required to perform pursuant to this Agreement, reporting to the Company's offices located at 808 S.W. Third Avenue, Suite 540, Portland, Oregon 97204, or, with the consent of the Executive, at any other place at which the Company maintains an office; provided, however, that the Company may from time to time reasonably require Executive to travel temporarily to other locations in connection with the Company's business. Executive will not be required to relocate to Portland, Oregon.

          2.   LOYAL AND CONSCIENTIOUS PERFORMANCE; NONCOMPETITION.

               2.1 During his employment by the Company, Executive shall devote his full business employment , interest, abilities and productive time to the proper and efficient performance of his duties under this Agreement. Executive shall not be employed by another company or receive compensation for employment from any other sources.

               2.2 During his employment by the Company, Executive shall not engage in competition with the Company, either directly or indirectly, in any manner or capacity, as adviser, principal, agent, partner, officer, director, employee, member of any association or otherwise, in any phase of the business of developing, manufacturing and marketing of products which are in the same field of use or which otherwise directly compete with the products or proposed products of the Company; provided, however, that ownership by Executive, as a passive investment, of less than one percent (1%) of the outstanding shares of capital stock of any corporation with one or more classes of its capital stock listed on a national securities exchange or publicly traded in the over-the-counter market shall not constitute a breach of this paragraph.

               2.3 The Executive will assist the Company to raise an additional $10,000,000 within twelve (12) months of the Date of the Initial Financing (as defined in Section 3.1 hereof), or develop other financial strategies that are consistent with the Company's best interest.

               2.4 Executive and the Chairman/CEO shall jointly establish Executive's annual goals and objectives for each fiscal year.

          3.   COMPENSATION OF EXECUTIVE.

               3.1 At such time as the Company obtains additional financing of an aggregate of at least Six Million Dollars ($6,000,000.00) from one or more transactions (the "Initial Financing"), the Company shall pay Executive a minimum salary of One Hundred and Seventy Five Thousand Dollars ($175,000.00) per year ("Base Salary")beginning from the date such financing is completed, payable in regular periodic payments in accordance with Company policy. Such salary shall be prorated for any partial year of employment on the basis of a 365-day fiscal year.

               3.2 Executive's compensation may be changed from time to time by mutual agreement of Executive and the Board.

               3.3 All of Executive's compensation shall be subject to customary withholding taxes and any other employment taxes as are commonly required to be collected or withheld by the Company.

               3.4 Executive shall, in the discretion of the Board and in accordance with Company policy, be entitled to participate in benefits under any employee benefit plan or arrangement made available by the Company now or in the future to its executives and key management employees.

               3.5 Executive's performance shall be reviewed by the Chairman/CEO and the Board on a periodic basis (not less than once each fiscal year) and Chairman/CEO and the Board may, in their sole discretion, award such bonuses to Executive as shall be appropriate or desirable based on Executive's performance.
          The Company agrees that Executive shall be reviewed within twelve months of commencing employment hereunder.

               3.6 The parties intend and agree that Executive will be granted options to purchase capital stock of the Company. The number of options to be granted has been determined by the parties and shall be set forth in a separate stock option agreement, attached as Exhibit A. As of the Effective Date of this Agreement, the Company agrees to grant Executive two million four hundred thousand (2,400,000) shares of the Company's common stock. The exercise price per share of this option (the "Option") shall be equal to $5.00 per share. Each option shall vest as to four hundred thousand (400,000) shares following twelve (12) continuous months of service with the Company beginning on the date of grant and each consecutive year thereafter.

               3.7 Executive shall be entitled to receive prompt reimbursement of all reasonable expenses incurred by Executive in performing Company services, including expenses related to relocation, travel, entertainment, parking and business meetings. Such expenses shall be accounted for in accordance with the policies and procedures established by the Company.

          4. TERMINATION BY COMPANY. Executive's employment with the Company may be terminated by the Company under the following conditions:

               4.1 TERMINATION ON DEATH OR DISABILITY. This Agreement shall terminate without notice upon the date of Executive's death or the date when Executive becomes completely disabled as defined in Section 4.1.1.

                    4.1.1 The term "completely disabled" as used in this Agreement shall mean the inability of Executive to perform the essential functions of his position under this Agreement by reason of any incapacity, physical or mental, for a period of 180 continuous days, which the Board, based upon medical advice or an opinion provided by a licensed physician acceptable to the Board, determines that Executive is prevented from satisfactorily performing the essential functions of his position for the Company during a period of 180 continuous days.

               4.2 TERMINATION FOR CAUSE. The Company may terminate Executive's employment under this Agreement "for cause" ("For Cause") by delivery of written notice to Executive specifying the cause or causes relied upon for such termination, and by providing Executive with ten (10) business days to cure. Termination shall occur for purposes of this Section 4.2 on the last day Executive fails to cure.

               Grounds for the Company to terminate this Agreement For Cause shall be limited to the occurrence of any of the following events:

                    4.2.1 Executive is in material breach of Sections 2.1, 2.2, 7.1 and 7.2 of this Agreement;

                    4.2.2 Executive's engaging or in any manner participating in any activity which is directly competitive with or intentionally injurious to the Company or which violates any provision of Section 7 of this Agreement;

                    4.2.3 Executive's commission of any fraud against the Company or use or appropriation for his personal use or benefit of any funds or properties of the Company not authorized by the Board to be so used or appropriated; or

                    4.2.4 Executive's conviction of any crime involving dishonesty or moral turpitude.

               4.3 TERMINATION WITHOUT CAUSE. The Company may terminate the Executive's employment without cause ("Without Cause") upon delivery of written notice to the Executive at any time, which shall specify the effective date of termination. Any notice of termination given pursuant to this Section 4.3 shall effect termination as of the date specified in such notice or, in the event no such date is specified, on the last day of the month on which such notice is delivered or deemed deliverable as provided in Section 10 below.

          5.   VOLUNTARY TERMINATION BY EXECUTIVE.

               5.1 The executive may terminate his employment voluntarily by giving the Company 30 days advance notice in writing, at which time the provisions of Section 6.2 shall apply.

          6.   COMPENSATION  UPON TERMINATION.

               6.1 DEATH OR DISABILITY. Upon termination of Executive's employment pursuant to Section 4.1, Executive or his estate or personal representative, as the case may be, shall be entitled to receive Executive's base salary for a period of one (1) year following the date of death or the date when Executive becomes completely disabled.

               6.2 FOR CAUSE OR VOLUNTARY TERMINATION BY EXECUTIVE. If Executive's employment shall be terminated by the Company For Cause or voluntarily by Executive, the Company shall pay Executive his base salary through the date of termination at the rate in effect at the time of the notice of termination, and the Company shall thereafter have no further obligations to Executive under this Agreement.

               6.3 WITHOUT CAUSE. If the Company shall terminate Executive's employment Without Cause, Executive shall be entitled to continuation of his base salary for one year from the date of termination with such base salary continuation to be at the rate set forth in Section 3.1 or, as the case may be, at the rate of Executive's then current base salary in effect as of the date of termination. In addition, (A) in the event the date of termination is on or after February 6, 1999, in addition to the shares already vested, vesting for an additional 400,000 shares shall be accelerated and (B) in the event the date of termination is prior to February 6, 1999, (i) the Option's vesting shall be accelerated to the extent necessary to entitle Executive to an aggregate of 800,000 shares upon exercise of the Option, in the manner and to the extent provided in the stock option agreement attached hereto as Exhibit A, and (ii) Executive shall have the right to purchase up to 200,000 shares from Richard B. Hollis at a price of $5.00 per share.

          7.   CONFIDENTIAL INFORMATION; NONSOLICITATION.

               7.1 Executive recognizes that his employment with the Company will involve contact with information of substantial value to the Company, which is not old and generally known in the trade, and which gives the Company an advantage over its competitors who do not know or use it, including but not limited to, techniques, designs, drawings, processes, inventions, developments, equipment, prototypes, sales and customer information, and business and financial information relating to the business, products, practices and techniques of the Company (hereinafter referred to as "Confidential Information"). Executive will at all times regard and preserve as confidential such Confidential Information obtained by Executive from whatever source and will not, either during his employment with the Company or thereafter, publish or disclose any part of such Confidential Information in any manner at any time, or use the same except on behalf of the Company, without the prior written consent of the Company; provided, however, that Executive may disclose Confidential Information in the best interest of the Company with properly executed Company confidentiality or secrecy agreements with the third party. As a condition of this Agreement, Executive will sign and return a copy of the Company's Secrecy Agreement, attached as Exhibit B.

               7.2 While employed by the Company and for one (1) year thereafter, the Executive agrees that, in order to protect the Company's confidential and proprietary information from unauthorized use, Executive will not, either directly or through others, solicit or attempt to solicit (i) any employee, consultant or independent contractor of the Company to terminate his or her relationship with the Company in order to become an employee, consultant or independent contractor to or for any other person or business entity; or (ii) the business of any customer, vendor or distributor of the Company which, at the time of termination or one (1) year immediately prior thereto, was listed on the Company's customer, vendor or distributor list.

          8. SUCCESSORS. The Company shall require any successor (whether direct or indirect, by purchase, merger, or consolidation) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance reasonably satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

          9. ASSIGNMENT AND BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of Executive and Executive's heirs, executors, personal representatives, assigns, administrators and legal representatives. Because of the unique and personal nature of Executive's duties under this Agreement, neither this Agreement nor any rights or obligations under this Agreement shall be assignable by Executive. This Agreement shall be binding upon and inure to the benefit of the Company and its successors, assigns and legal representatives.

          10. NOTICES. All notices or demands of any kind required or permitted to be given by the Company or Executive under this Agreement shall be given in writing and shall be personally delivered (and receipted for) or mailed by certified mail, return receipt requested, postage prepaid, addressed as follows:

               If to the Company:  Hollis-Eden, Inc.
                                   808 S.W. Third Avenue, Suite 540
                                   Portland, Oregon  97204.

               With a copy to:     Eric J. Loumeau, Esq.
                                   Cooley Godward LLP
                                   4365 Executive Drive, Suite 1100
                                   San Diego, California  92121

               If to Executive:    Terren S. Peizer
                                   723 Pacific Coast Highway, Suite 322
                                   Santa Monica, California  90402

               With a copy to:     Robert H. Platt, Esq.
                                   Manatt, Phelps & Phillips, LLP
                                   11355 W. Olympic Boulevard
                                   Los Angeles, California 90064

          Any such written notice shall be deemed received when personally delivered or three (3) days after its deposit in the United States mail as specified above. Either Party may change its address for notices by giving notice to the other Party in the manner specified in this section.

          11. CHOICE OF LAW. This Agreement shall be construed and interpreted in accordance with the laws of the State of California, without regard to the conflict of laws provision thereof.

          12. INTEGRATION. This Agreement contains the complete, final and exclusive agreement of the Parties relating to the subject matter of this Agreement, and supersedes all prior oral and written employment agreements or arrangements between the Parties.

          13. AMENDMENT. This Agreement cannot be amended or modified except by a written agreement signed by Executive and the Company.

          14. WAIVER. No term, covenant or condition of this Agreement or any breach thereof shall be deemed waived, except with the written consent of the Party against whom the wavier in claimed, and any waiver or any such term, covenant, condition or breach shall not be deemed to be a waiver of any preceding or succeeding breach of the same or any other term, covenant, condition or breach.

          15. SEVERABILITY. The finding by a court of competent jurisdiction of the unenforceability, invalidity or illegality of any provision of this Agreement shall not render any other provision of this Agreement unenforceable, invalid or illegal. Such court shall have the authority to modify or replace the invalid or unenforceable term or provision with a valid and enforceable term or provision which most accurately represents the parties' intention with respect to the invalid or unenforceable term or provision.

          16. INTERPRETATION; CONSTRUCTION. The headings set forth in this Agreement are for convenience of reference only and shall not be used in interpreting this Agreement. This Agreement has been drafted by legal counsel representing the Company, but Executive has been encouraged, and has consulted with, his own independent counsel and tax advisors with respect to the terms of this Agreement. The Parties acknowledge that each Party and its counsel has reviewed and revised, or had an opportunity to review and revise, this Agreement, and the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

          17. REPRESENTATIONS AND WARRANTIES. Executive represents and warrants that, to the best of Executive's knowledge, he is not restricted or prohibited, contractually or otherwise, from entering into and performing each of the terms and covenants contained in this Agreement, and that his execution and performance of this Agreement will not violate or breach any other agreements between Executive and any other person or entity.

          18. COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall be deemed an original, all of which together shall contribute one and the same instrument.

          19. ARBITRATION. If any dispute arises regarding the application, interpretation, or enforcement of this Agreement, including fraud in the inducement, such dispute shall be resolved by final and binding arbitration before one arbitrator at the Judicial Artibration and Mediation Service in San Diego, California.

          20. ATTORNEYS' FEES AND COSTS. The prevailing party in any dispute arising out of this Agreement, shall be entitled to reimbursement by the losing party of all of its or his attorneys' fees and costs including, but not limited to, arbitrator's fees and expert's fees.

             IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.


                                        THE COMPANY:

                                        HOLLIS-EDEN, INC.

                                        By:
                                           -------------------------------
                                            RICHARD B. HOLLIS
                                            CHAIRMAN OF THE BOARD, PRESIDENT
                                            AND CHIEF EXECUTIVE OFFICER


                                        EXECUTIVE:


                                        ---------------------------------
                                                TERREN S. PEIZER


                                        (FOR PURPOSES OF SECTION 6.3 ONLY):


                                        ---------------------------------
                                                RICHARD B. HOLLIS